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                                                                 Exhibit 10.28.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of September 28, 1998, by and between Sabratek Corporation, a Delaware corporation, with its principal office located at 8111 North St. Louis Avenue, Skokie, Illinois 60076 (together with its successors and assigns permitted under this Agreement, "Sabratek") and K. Shan Padda ("Padda").



                                   WITNESSETH:

         WHEREAS, Sabratek has determined that it is in the best interests of Sabratek and its stockholders to continue to employ Padda and to set forth in this Agreement the obligations and duties of both Sabratek and Padda; and

         WHEREAS, Sabratek wishes to assure itself of the services of Padda for the period hereinafter provided, and Padda is willing to be employed by Sabratek for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Sabratek and Padda (individually a "Party" and together the "Parties" ) agree as follows:




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         1.       DEFINITIONS.

         (a) "BENEFICIARY" shall mean the person or persons named by Padda pursuant to Section 14 below or, in the event that no such person is named who survives Padda, his estate.

         (b)      "BOARD" shall mean the Board of Directors of Sabratek.

         (c)      "CAUSE" shall mean:

                  (i) Padda being found guilty of a felony or an act of fraud or embezzlement, in each case related to Sabratek or its business;

                  (ii) any repeated and demonstrated failure by Padda to discharge faithfully the responsibilities of his position that the Board in good faith determines is extremely detrimental to the current and future interests of Sabratek; or

                  (iii) a material breach by Padda of any provision of this Agreement.

         (d) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                  (i) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the 1934 Act) of 40 percent or more of the combined voting power of the then outstanding voting securities of Sabratek; or

                  (ii) The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of Sabratek, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Agreement, be considered as a member or members of the Board; or


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                  (iii) Approval by stockholders of Sabratek of (A) a merger or consolidation of Sabratek if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Sabratek outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of Sabratek.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Sabratek, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of Sabratek in the same proportion as their ownership of stock of Sabratek immediately prior to such acquisition.

         (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (f) "COMMITTEE" shall mean the Compensation Committee of the Board.

         (g) "DISABILITY" shall mean the illness or other mental or physical disability of Padda, as determined under the long-term disability plan of Sabratek covering Padda, or if no such plan exists, Padda's failure (i) to perform substantially his material duties under this Agreement for a period of six consecutive months, or for an aggregate of 270 days during any 12-month period, and

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(ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

         (h) "SALARY" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

         (i) "TERM OF EMPLOYMENT" OR "TERM" shall mean the period specified in Section 2(b) below.

         (j) "YEAR" shall mean the calendar year, which is the fiscal year of Sabratek.

         2.       EMPLOYMENT TERM, POSITIONS AND DUTIES.

         (a) EMPLOYMENT OF PADDA. Sabratek hereby continues to employ Padda, and Padda hereby accepts continued employment with Sabratek, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

         (b) TERM OF EMPLOYMENT. The Term of Employment shall commence on the date hereof and shall terminate on September 27, 2003; provided, however, that at the end of each 12-month period after September 27, 2000 (unless either Party gives six months' written notice to the other that the Term shall not continue), the Term shall thereafter automatically extend for an additional 12-month period (with the result that, in the absence of such notice, the Term shall never be less than three years in length), unless the Term is sooner terminated as provided in Section 9 below.

         (c)      TITLES AND DUTIES.

                 (i) Until the date of termination of his employment hereunder, Padda shall be employed as Chief Executive Officer, reporting to the full Board. In his capacity as Chief Executive Officer, Padda shall have the customary powers, responsibilities and authorities of chief executive

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officers of corporations of the size, type and nature of Sabratek including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of Sabratek.

                  (ii) During the Term of Employment, Sabratek shall use its best efforts to secure the election of Padda to the Board and to the chairmanship thereof.

         (d)      TIME AND EFFORT.

                  (i) Padda agrees to devote his best efforts and abilities, and such of his business time and attention as is reasonably necessary, to the affairs of Sabratek in order to carry out his duties and responsibilities under this Agreement.

                  (ii) Notwithstanding the foregoing, nothing shall preclude Padda from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Sabratek, (B) engaging in charitable activities and community affairs, and (C) managing his personal investments and affairs; provided, however, that, such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2 (c).

         3.       SALARY.

         Padda shall receive from Sabratek a Salary, payable in accordance with the regular payroll practices of Sabratek, in a minimum amount of $250,000. During the Term the Committee shall review his Salary no less often than once each Year, commencing January 1, 2000. On the basis of any such review, the Committee may in its sole discretion increase Padda's Salary accordingly. The term "Salary" as used in this Agreement shall refer to his Salary at any time as so adjusted.


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         4.       BONUSES.

         (a) ANNUAL BONUS. Padda shall be eligible to receive an annual bonus for each Year or portion thereof during the Term, which bonus shall not be
(i) less than 60% of his Salary if he achieves 100% of specified performance objectives, or (ii) less than 70% of his Salary if he achieves 120% of specified performance objectives for any Year. The performance objectives shall be determined and approved at the beginning of each Year by the Committee and agreed to by Padda.

         (b) SPECIAL BONUS. Padda shall be eligible to receive additional bonuses during the Term. The Committee shall determine, in its discretion, the occasion for payment, and the amount, of any such bonus.

         5.       LONG-TERM INCENTIVE COMPENSATION.

         During the Term, Padda shall be entitled to participate in Sabratek's Long-Term Incentive Compensation Plan (the "LTIP"), a copy of which is attached hereto as Attachment I, and receive awards thereunder in accordance with its terms.

         6.       EQUITY OPPORTUNITY.

         During the Term, Padda shall be eligible to receive grants of options to purchase shares of Sabratek's stock and awards of shares of Sabratek's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Sabratek and related option and award agreements.

         7.       EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

         During the Term, Padda shall be entitled to prompt reimbursement by Sabratek for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by Sabratek. In

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addition, Padda shall be entitled to payment by Sabratek of all reasonable costs and expenses, including attorneys' and consultants' fees and disbursements, incurred by him in connection with adoption of this Agreement and any related compensatory arrangements that Sabratek adopts solely for his benefit.

         8.       EMPLOYEE BENEFIT PLANS.

         During the Term Padda shall be entitled to all benefits specifically established for him, including, but not limited to, a $900 per month housing allowance, and to participate in all employee benefit plans and programs made available to Sabratek's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation and any other employee benefit plans or programs that may be sponsored by Sabratek from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

         9.       TERMINATION OF EMPLOYMENT.

         (a) VOLUNTARY TERMINATION AND TERMINATION BY MUTUAL AGREEMENT. Padda may terminate his employment voluntarily at any time. If he does so, his entitlement hereunder shall be the same as if Sabratek had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Padda's entitlement shall be as the Parties mutually agree.


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         (b)      GENERAL. Notwithstanding anything to the contrary herein, in the event of termination of Padda's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

                  (i)   his Salary through the date of termination;

                  (ii) any unused vacation from prior years according to Sabratek's vacation policy;

                  (iii) any annual or special bonus awarded but not yet paid to him;

                  (iv) any deferred compensation payable under any deferred compensation plan of Sabratek;

                  (v) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 8 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

                  (vi) reimbursement in accordance with Section 7 above of any business expenses incurred by Padda through the date of termination but not yet paid to him.

         (c) TERMINATION DUE TO DEATH. In the event that Padda's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 9(b), to:

                  (i) Padda's Salary, at the rate in effect immediately before such termination, payable through the end of the month in which the proceeds of his life insurance under Sabratek's group plan are paid; and


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                  (ii) a prorated annual bonus for the Year in which his death occurs.

         (d) TERMINATION DUE TO DISABILITY. In the event of Disability, Sabratek or Padda may terminate Padda's employment. If Padda's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 9(b), to a prorated annual bonus for the Year in which his termination for Disability occurs.

         (e) TERMINATION BY SABRATEK FOR CAUSE. Sabratek may terminate Padda's employment hereunder for Cause only upon written notice to Padda not less than 45 days prior to any intended termination date, which notice shall specify the grounds for such termination in reasonable detail. Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority (excluding Padda) of the members of the Board (whose findings shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement). Upon receipt of such notice, Padda (and his counsel) shall have 30 days to present to the Board his position regarding any dispute relating to the existence of such Cause. Unless rescinded by the Board, termination shall be effective on the date specified in the original notice.

         In the event that Padda's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 9(b).

        (f)        TERMINATION WITHOUT CAUSE.

                  (i) Termination without Cause shall mean: (A) termination of Padda's employment by Sabratek and shall include any reason for termination other than (i) due to death, Disability or Cause, (ii) by Padda voluntarily, or
(iii) by mutual agreement of Padda and Sabratek; or (B) Sabratek changes the primary employment location of Padda to a place that is outside the

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Chicago metropolitan area. Sabratek shall provide Padda ten days' prior written notice of termination by it without Cause.

                  (ii) In the event of termination by Sabratek of Padda's employment without Cause, he shall be entitled, and Sabratek shall set aside in escrow pursuant to the provisions of Section 9(i)(ii) (without regard to Subsection (A) through (D) thereof) an amount sufficient to pay, in addition to the compensation and benefits specified in Section 9(b), to:

                       (A) his Salary, at the rate in effect immediately before such termination, for the longer of the remainder of the Term or three years; and

                       (B) a prorated annual bonus for any partial year and an annual bonus for each remaining Year of the Term equal to the average of the three highest annual bonuses awarded to him during the five Years preceding the Year of termination, such bonus to be paid at the same time annual bonuses are regularly paid; and

                       (C) continued coverage under the health program maintained by Sabratek for the remainder of the Term; and

                       (D) the Cumulative Unit Value (as defined in and calculated under the LTIP) for each unit awarded under the LTIP prior to the date of termination to be paid in accordance with the terms thereof; and

                       (E) notwithstanding anything in this Section 9(f) to the contrary, Sabratek shall have no further obligation to make any salary or bonus payments for any period following the first date on which Padda takes any action which would fall within the definition of "Restrictive Covenant" as provided in
Section 12(a) hereof, whether or not such action occurs within the Restrictive Period (as defined in Section 12(a) hereof).


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         (g)      VOLUNTARY TERMINATION BY PADDA. Padda shall have the right, upon 60 days' prior written notice, voluntarily to terminate his employment. If he exercises this right, his employment shall cease and the Term shall terminate as of the date stated in such notice, and he shall be entitled to receive compensation and benefits as if Sabratek had terminated his employment for Cause, as provided in Section 9(e).

         (h) NOTICE THAT THE TERM SHALL NOT RENEW. In the event that either Party notifies the other that the Employment Term shall not renew pursuant to the terms of Section 2(b) above, Padda shall continue to render services to Sabratek through the end of the Term as in effect on the date of delivery of such notice, unless: (A) the non-renewal decision was made by Sabratek, in which case, (1) the Committee may elect to treat the notice as a termination without Cause of Padda's employment, or (2) Padda may elect to treat the notice as termination for Cause; or (B) the non-renewal decision was made by Padda, in which case, the Committee may elect to treat the notice as a voluntary termination of employment by Padda.

         (i) CHANGE IN CONTROL. (i) Notwithstanding anything to the contrary in this Section 9, if, within twelve months following a Change in Control (A) Padda's employment is terminated for any reason other than death or Disability, or (B) Padda terminates his employment, he shall be entitled to the compensation and benefits provided in Sections 9(b) and 9(f)(ii), including, but not limited to, any other compensation or benefits, including the Maximum Cumulative Unit Value (as defined in the LTIP) for each unit awarded under the LTIP to the date of termination, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in
Section 8 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan.


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                  (ii) Immediately upon: (A) the filing by a third-party with the United States Securities and Exchange Commission of any proxy or tender offer material evidencing an intent to gain control of the Company; (B) the mailing of a proxy statement by the Company to shareholders requesting an affirmative vote regarding a Change in Control; or (C) the receipt of information by the Company that 40 percent or more of its outstanding common stock has been acquired by any person (as defined under the 1934 Act), the Company shall contribute to an irrevocable grantor trust (a "Rabbi Trust") an amount sufficient to enable all potential amounts due to Padda under this Section to be paid. The Company shall provide Padda with a certification of the payment to such trust of all such amounts. All such amounts which are due to Padda shall be paid using the assets of said trust except to the extent its terms preclude such payment, in which event payment shall be made by the Company from its own funds, or unless the Company elects to pay any or all such amounts from its own funds.

         10.      PARACHUTES.

         (a) APPLICATION. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Padda receives or is entitled to receive from Sabratek, including, but not limited to, amounts generated from the exercise and sale of options granted to Padda, constitutes an excess "parachute payment" within the meaning of Section 280G(b) of the Code, whether or not under an existing plan, arrangement or other agreement (each such parachute payment, a "Parachute Payment") and will result in the imposition on Padda of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Padda is entitled under this Agreement, Sabratek shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such Parachute Payments, plus the amount necessary to put him in


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the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 10) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").

         (b) COMPUTATION. The amount of any payment under this Section 10 shall be computed by Sabratek's certified public accounting firm in consultation with legal counsel acceptable to Padda. Padda and Sabratek shall provide the accounting firm with all information that it reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of the accounting firm retained to perform the computations shall be borne by Sabratek.

         (c) PAYMENT. In any event, Sabratek shall pay to Padda, or pay on his behalf, the Parachute Gross-up as computed by the accounting firm by the time any taxes payable by him as a result of the Parachute Payments become due.

         In the event that the Internal Revenue Service ("IRS") determines that the amount of excise taxes thereon initially paid was insufficient to discharge Padda's excise tax liability, Sabratek shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

         11.      CONFIDENTIALITY AND LOYALTY.

         (a)      GENERAL.

                  (i) Padda hereby acknowledges that as a result of his employment with Sabratek he has produced and had access to, and may hereafter produce and have access to, material, records, data, trade secrets, inventions and information not generally available to the public (collectively,

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"Confidential Information") regarding Sabratek and that any such Confidential
Information is the exclusive property of Sabratek.

                  (ii) Accordingly, Padda hereby agrees that, during and subsequent to the Term, he shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by Sabratek, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by Padda of his duties hereunder.

         (b) RETURN OF DOCUMENTS. All records, files, documents and other materials or copies thereof relating to Sabratek's business that Padda prepares or uses shall be and remain the sole property of Sabratek and shall not be removed from Sabratek's premises without its written consent. Upon termination of Padda's employment with Sabratek for any reason, he shall promptly deliver to Sabratek all such items that are then in his possession or control.

         (c) DUTY OF LOYALTY. Padda hereby agrees to abide by Sabratek's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of Sabratek.

         (d) REMEDIES AND SANCTIONS. In the event that Padda is found to be in violation of Section 11(a), (b) or (c), Sabratek shall be entitled to relief as provided in Section 13 below.

         12.      NONCOMPETITION/NONSOLICITATION.

         (a) RESTRICTIVE COVENANT. Padda hereby agrees that, except with the express prior written consent of Sabratek, for a period of one year after termination of his employment with Sabratek for any reason (the "Restrictive Period"), he will not directly or indirectly compete with the business of Sabratek as conducted on the date of such termination, including, but not by way of

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limitation, by (i) directly or indirectly owning, managing, operating, controlling, financing, (ii) directly or indirectly serving as an employee, officer or director of or consultant to, or (iii) soliciting or inducing, or attempting to solicit or induce, any employee or agent of Sabratek to terminate employment with Sabratek and become employed by, any person, firm, partnership, corporation, trust or other entity that owns or operates an entity that is engaged in the same or similar business as Sabratek as conducted on the date of such termination (the "Restrictive Covenant").

         If Padda violates the Restrictive Covenant and Sabratek brings legal action for injunctive or other relief, Sabratek shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to endure for the period specified in this Section 12(a), computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by Padda.

         (b)      EXCEPTIONS. Notwithstanding anything to the contrary in
Section 12(a), the Restrictive Covenant shall not:

                  (i) apply if Sabratek terminates Padda's employment without Cause, as provided in Section 9(f) above; or

                  (ii) prohibit Padda from owning directly or indirectly capital stock or similar securities which do not represent more than five percent of the outstanding capital stock of any business similar to that of Sabratek as conducted on the date of such termination.

         (c) REMEDIES AND SANCTIONS. In the event that Padda is found to be in violation of Section 12(a) above, Sabratek shall be entitled to relief as provided in Section 13 below.

         13.      REMEDIES/SANCTIONS.


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         Padda hereby acknowledges that the restrictions contained in Sections
11 (a), (b) and (c) and 12(a) above are reasonable and necessary for the protection of the legitimate business interests of Sabratek, for which monetary damages alone may not provide an adequate remedy, that any violation of these restrictions would cause substantial injury to Sabratek and such interests, that Sabratek would not have entered into this Agreement without receiving the additional consideration offered by Padda in binding himself to these restrictions and that such restrictions were a material inducement to Sabratek to enter into this Agreement.

         In the event of any violation or threatened violation of these restrictions, Sabratek (a) shall be relieved of any further obligations under the Agreement, (b) shall be entitled to monetary damages resulting from such violation, and (c) in addition to and not in limitation of, any other rights, remedies or damages available to Sabratek under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by Padda and any and all persons directly or indirectly acting for or with him, as the case may be.

         14.      BENEFICIARIES/REFERENCES.

         Padda shall be entitled to select (and change, to the extent permitted under any applicable law) a Beneficiary or Beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Sabratek written notice thereof. In the event of Padda's death, or of a judicial determination of his incompetence, reference in this Agreement to Padda shall be deemed to refer, as appropriate, to his Beneficiary, estate or other legal representative.

         15.      WITHHOLDING TAXES.


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         All payments to Padda or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

         16.      INDEMNIFICATION AND LIABILITY INSURANCE.

         Nothing herein is intended to limit Sabratek's indemnification of Padda, and Sabratek shall indemnify him to the fullest extent permitted by applicable law consistent with Sabratek's Certificate of Incorporation and By-Laws as in effect at the beginning of the Term, with respect to any action or failure to act on his part while he is an officer, director or employee of Sabratek. Sabratek shall cause Padda to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Sabratek in effect on the date hereof in terms of coverage and amounts. Sabratek shall continue to indemnify Padda as provided above and maintain such liability insurance coverage for him after the Term for any claims that may be made against him with respect to his service as a director or officer of Sabratek.

         17.      EFFECT OF AGREEMENT ON OTHER BENEFITS.

         The existence of this Agreement shall not prohibit or restrict Padda's entitlement to participate fully in compensation, employee benefit and other plans of Sabratek in which senior executives are eligible to participate.

         18.      ASSIGNABILITY; BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Padda) and assigns. No rights or obligations of Sabratek under this Agreement may be assigned or transferred by Sabratek except pursuant to (a) a merger or consolidation or (b) sale or liquidation of all or substantially all of the assets of Sabratek, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the

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assets of Sabratek and, in the case of a sale or other transfer of assets or a merger in which Sabratek is not the surviving entity, such surviving entity or assignee or transferee agrees in writing to assume the liabilities, obligations and duties of Sabratek under this Agreement. Notwithstanding such assignment, Sabratek shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided further, that in no event shall such assignment of this Agreement adversely affect Padda's right upon a Change in Control, as provided in Section 9(i) above. No rights or obligations of Padda under this Agreement may be assigned or transferred by him.

         19.      REPRESENTATIONS.

         The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Sabratek represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

         20.      ENTIRE AGREEMENT.

         Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, including without limitation, the agreement made and entered into as of January 1, 1996 between Sabratek and Padda as heretofore amended and supplemented, provided that the execution of this Agreement shall not adversely affect (i) any award previously made to Padda under any compensation plan maintained by Sabratek, or
(ii) any statements regarding the vesting of options or other benefits in such prior agreements. Payments and benefits provided under this

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Agreement are in lieu of any payments or other benefits under any severance program or policy of Sabratek to which Padda would otherwise be entitled.

         21.      AMENDMENT OR WAIVER.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Padda and an authorized officer of Sabratek. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         22.      SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         23.      SURVIVAL.

         The respective rights and obligations of the Parties under this Agreement shall survive any termination of Padda's employment with Sabratek.

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         24.      GOVERNING LAW/JURISDICTION.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of Illinois, without reference to principles of conflict of laws.

         25.      ARBITRATION.

         Any dispute or controversy other than a dispute or controversy arising under Sections 11 or 12 hereof (actions regarding which may be brought in any court (i) having situs within Cook County, Illinois and (ii) having jurisdiction over the dispute or controversy) arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Padda within thirty (30) miles from the main office of Sabratek, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         26.      LEGAL FEES.

         All reasonable expenses and legal fees paid or incurred by Padda pursuant to any bona fide dispute or question of interpretation relating to this Agreement, including all such expenses and fees, if any, incurred in contesting any termination of this Agreement by Sabratek or in seeking to obtain or enforce any right or benefit provided by this Agreement, shall be paid or reimbursed by Sabratek, provided, however, that if this Agreement is terminated for Cause or if this Agreement is terminated voluntarily by Padda other than due to a breach of this Agreement by Sabratek, Sabratek shall be

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obligated to pay any of Padda's expenses and legal fees arising therefrom only if Padda is successful on the merits pursuant to a legal judgment, arbitration or settlement.

         27.      NOTICES.

         Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of:


If to Sabratek or the Board:

                  Sabratek Corporation
                  8111 North St. Louis Avenue
                  Skokie, Illinois 60076
                  Attention:  President

                  FAX: (847) 647-2382

with a copy to:

                  Ross & Hardies
                  150 North Michigan Avenue
                  Chicago, Illinois 60601
                  Attention: David S. Guin
                  PHONE: (312) 750-3501
                  FAX: (312) 750-8600

If to Padda:

                  Sabratek Corporation
                  8111 North St. Louis Avenue
                  Skokie, Illinois 60076
                  Attention:  Chairman

                  FAX: (847) 647-2382



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and

                  K. Shan Padda
                  1901 North Clybourn, 4th Floor
                  Chicago, Illinois  60614


         28.      HEADINGS.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         29.      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have Agreement as of the date first written above.


                              SABRATEK CORPORATION


                              By: -----------------------------------------
                                       Edson W. Spencer, Jr., Chairman
                                       of the Compensation Committee


                                  -----------------------------------------
                                       K. Shan Padda






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